As filed with the Securities and Exchange Commission on September 30, 2003

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BUSINESS OBJECTS S.A.
(Exact name of Registrant as specified in its charter)

Republic of France	None

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

157-159 Anatole France
Levallois-Perret
France 92300
(Address, including zip code, of Registrant’s principal executive offices)

FRENCH EMPLOYEE SAVINGS PLAN, as amended
1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, as amended
2001 STOCK OPTION PLAN
(Full titles of the Plans)

James R. Tolonen
Chief Financial Officer
Business Objects Americas
3030 Orchard Parkway
San Jose, California 95134
(408) 953-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven V. Bernard, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum		Amount of
Title of Securities	Amount to be	Offering Price	Aggregate		Registration
to be Registered	Registered (2)	Per Share	Offering Price		Fee

Ordinary Shares, nominal value 0.10 euros per share (1)
French Employee Savings Plan	100,000	$21.84	$2,184,000.00	(3)	$176.69
1995 International Employee Stock Purchase Plan	300,000	$21.84	$6,552,000.00	(3)	$530.06
2001 Stock Option Plan	3,213,729	$25.70	$82,592,835.30	(4)	$6,681.76

(1)	American Depositary Shares evidenced by American Depositary Receipts that are issuable upon deposit of the Ordinary Shares with The Bank of New York as Depositary registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-83164).

(2)	This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the French Employee Savings Plan, the 1995 International Employee Stock Purchase Plan or the 2001 Stock Option Plan by reason of any stock dividend, stock split, capitalization of reserves and premiums or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares of Business Objects S.A.

(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $21.84 per share (85% of $25.70, which was the average of the high and low prices of the Registrant’s American Depositary Shares on September 25, 2003)

(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $25.70 per share (the average of the high and low prices of the Registrant’s American Depositary Shares on September 25, 2003)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is being filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, for the purpose of registering (i) an additional 100,000 of the Registrant’s Ordinary Shares (“Shares”) to be issued pursuant to the Registrant’s French Employee Savings Plan, as amended (the “Savings Plan”), (ii) an additional 300,000 Shares to be issued under the Registrant’s 1995 International Employee Stock Purchase Plan, as amended (the “1995 Plan”) and (iii) an additional 3,212,729 Shares to be issued pursuant to the Registrant’s 2001 Stock Option Plan (the “2001 Plan”). The entire contents of the following registration statements previously filed by the Registrant with the Securities and Exchange Commission relating to the Savings Plan, the 1995 Plan and the 2001 Plan are hereby incorporated herein by this reference:

(1) The Registrant’s Form S-8 Registration Statement, Registration No. 333-42063, dated December 11, 1997, relating to the Savings Plan and the 1995 Plan;

(2) The Registrant’s Form S-8 Registration Statement, Registration No. 333-65571, dated October 9, 1998, relating to the Savings Plan and the 1995 Plan;

(3) The Registrant’s Form S-8 Registration Statement, Registration No. 333-84341, dated August 3, 1999, relating to the Savings Plan and the 1995 Plan;

(4) The Registrant’s Form S-8 Registration Statement, Registration No. 333-42063, dated December 11, 1997, relating to the Savings Plan and the 1995 Plan;

(5) The Registrant’s Form S-8 Registration Statement, Registration No. 333-42670, dated July 31, 2000, relating to the Savings Plan and the 1995 Plan;

(6) The Registrant’s Form S-8 Registration Statement, Registration No. 333-69376, dated September 14, 2001, relating to the Savings Plan, the 1995 Plan and the 2001 Plan; and

(7) The Registrant’s Form S-8 Registration Statement, Registration No. 333-101105, dated November 8, 2002, relating to the Savings Plan and the 1995 Plan.

Item 8.     Exhibits.

Exhibit
Number	Description of Document

4.1 (1)	Form of Deposit Agreement, as amended and restated on December 30, 1998, among Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including Exhibit A to the Deposit Agreement).

4.2 (2)	French Employee Savings Plan, as amended.

4.3 (2)	1995 International Employee Stock Purchase Plan, as amended.

4.4 (3)	2001 Stock Option Plan

5.1	Opinions of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the

Ordinary Shares.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

(1)	Incorporated by Reference to Exhibit 4.0 to the Registrant’s 1998 Annual Report on Form 10-K filed with the Commission.

(2)	Incorporated by Reference to the Addendum to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-24720) filed with the Commission on April 3, 2003.

(3)	Incorporated by Reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-69376) filed with the Commission on September 14, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on September 29, 2003.

BUSINESS OBJECTS S.A.

By:	/s/Bernard Liautaud

Bernard Liautaud,
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard Liautaud and James R. Tolonen and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on September 29, 2003, by the following persons in the capacities indicated.

Signature	Title	Date

/s/Bernard Liautaud	Chairman of the Board, President and Chief	September 29, 2003
Executive Officer (Principal Executive Officer)
Bernard Liautaud

/s/James R. Tolonen	Chief Financial Officer and Senior Group Vice	September 29, 2003
President (Principal Financial and Accounting
James R. Tolonen	Officer)

Director

Bernard Charlès

/s/Arnold N. Silverman	Director	September 29, 2003

Arnold N. Silverman

Director

Albert Eisenstat

/s/John Olsen	Director	September 29, 2003

John Olsen

/s/Gerald Held	Director	September 29, 2003

Gerald Held

/s/ Jean-Francois Heitz	Director	September 29, 2003

Jean-Francois Heitz

/s/David Peterschmidt	Director	September 29, 2003

David Peterschmidt

Index to Exhibits

Exhibit
Number	Description of Document

4.1 (1)	Form of Deposit Agreement, as amended and restated on December 30, 1998, among Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including Exhibit A to the Deposit Agreement).

4.2 (2)	French Employee Savings Plan, as amended.

4.3 (2)	1995 International Employee Stock Purchase Plan, as amended.

4.4 (3)	2001 Stock Option Plan

5.1	Opinions of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the Ordinary Shares.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

(1)	Incorporated by Reference to Exhibit 4.0 to the Registrant’s 1998 Annual Report on Form 10-K filed with the Commission.

(2)	Incorporated by Reference to the Addendum to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-24720) filed with the Commission on April 3, 2003.

(3)	Incorporated by Reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-69376) filed with the Commission on September 14, 2001.